Exhibit 99.1

For Release:
12/19/24

ALLETE receives FERC approval for proposed transaction with Canada Pension Plan Investment Board and Global Infrastructure Partners
Expects transaction to close in mid-2025
DULUTH, Minn.— ALLETE, Inc. (NYSE: ALE) announced that the Federal Energy Regulatory Commission (FERC) approved the company’s proposed transaction with Canada Pension Plan Investment Board (CPP Investments) and Global Infrastructure Partners (GIP).
“FERC’s approval of ALLETE’s proposed transaction with CPP Investments and GIP marks an important milestone and brings us one step closer to realizing the benefits of this transaction for our customers, our communities, our co-workers, and our shareholders,” said ALLETE Chair, President, and CEO Bethany Owen. “We are pleased with this decision and look forward to the tremendous opportunity this transaction creates for long-term energy and infrastructure investment while maintaining local jobs, management, and regulatory oversight.”
Owen added, “We will continue diligently working to secure the remaining regulatory approvals for this transaction and value the input of all stakeholders in this process.”
As previously announced, under the terms of the merger agreement, CPP Investments and GIP will acquire all outstanding common shares of ALLETE for $67 per share in cash, or $6.2 billion, without interest, including the assumption of debt. Following close, ALLETE will remain locally managed and operated. Its utilities, Minnesota Power and SWL&P, will continue to be regulated by the Minnesota Public Utilities Commission, the Public Service Commission of Wisconsin and FERC. The acquisition is not expected to impact retail or municipal rates for utility customers. ALLETE expects to complete the transaction in mid-2025, which remains subject to certain regulatory approvals and other customary closing conditions.
About ALLETE, Inc.
ALLETE, Inc. is an energy company headquartered in Duluth, Minnesota. In addition to its electric utilities, Minnesota Power and Superior Water, Light and Power of Wisconsin, ALLETE owns ALLETE Clean Energy, based in Duluth, Minnesota; BNI Energy in Bismarck, North Dakota; and New Energy Equity, headquartered in Annapolis, Maryland; and has an 8% equity interest in the American Transmission Co. More information about ALLETE is available at www.allete.com. ALE-CORP
ALLETE calculates and reports carbon emissions based on the GHG Protocol. Details are in ALLETE’s Corporate Sustainability Report.

Exhibit 99.1

FORWARD-LOOKING STATEMENTS DISCLAIMER
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of ALLETE, regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding ALLETE’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the risk that the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; and the diversion of management’s time on transaction-related issues.
When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “target,” “could,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause ALLETE’s actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in ALLETE’s Form 10-Q for the quarter ended September 30, 2024, ALLETE’s Form 10-K for the year ended December 31, 2023 and in subsequently filed Forms 10-Q and 8-K, and in any other SEC filings made by ALLETE. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date hereof, and ALLETE does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.
ALLETE Contacts
Media Contact:
Amy Rutledge
Director- Corporate Communications
218-723-7400
arutledge@allete.com